EXHIBIT 11(a)




              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         We have  issued our report  dated  February  4, 1997  accompanying  the financial  statements of Kayne Anderson Mutual Funds (comprising,  respectively,

the Rising  Dividends  Fund,  the  Small-Mid  Cap  Rising  Dividends  Fund,  the

International  Rising Dividends Fund, the  Intermediate  Total Return Bond Fund,

and the  Intermediate  Tax Free Bond Fund) which is incorporated by reference in

Part B of  Post-Effective  Amendment  No. 3 to this  Registration  Statement and

Prospectus.  We  consent  to  the  use  of  the  aforementioned  report  in  the

Registration Statement and Prospectus.




                                        /s/ Tait, Weller & Baker
                                        TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
April 28 1998